    As filed with the Securities and Exchange Commission on November 27, 2002
                                                      Registration No. 333-63014
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                        POST-EFFECTIVE AMENDMENT NO. ONE
                                   TO FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                      87-0418807
    ------------------------------               -------------------------------
   (State or other jurisdiction of               (I.R.S. Employer Identification
    incorporation or organization)                              No.)


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                              103 Springer Building
                              3411 Silverside Road
                           Wilmington, Delaware 19810
                                 (302) 478-6160
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ANTHONY J. SANTILLI
           Chairman, President, Chief Executive Officer, Director and
                             Chief Operating Officer
                   American Business Financial Services, Inc.
                            Balapointe Office Center
                           111 Presidential Boulevard
                                    Suite 215
                              Bala Cynwyd, PA 19004
                                 (610) 668-2440
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            JANE K. STORERO, ESQUIRE
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                      Philadelphia, Pennsylvania 19103-6998
                                 (215) 569-5500

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

        If the registrant elects to deliver its latest annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. |_|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. |_|

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     This Post-effective Amendment No. One is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, $15,489,637 of principal amount of unsecured subordinated investment notes and money market notes (the "Debt Securities") of American Business Financial Services, Inc. (the "Company") previously registered pursuant to Registration Statement No. 338-63014. The $15,489,637 in principal amount of the Debt Securities has not been issued as of the date hereof. The Debt Securities registered on the above referenced Registration Statement are no longer being offered for sale by the Company. The offering of the Debt Securities resulted in the sale of the $309,510,363 of principal amount of Debt Securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Philadelphia, Commonwealth of Pennsylvania on November 26, 2002.

                            AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                            By: /s/ Anthony J. Santilli
                                ---------------------------------------
                                Anthony J. Santilli, Chairman, President,
                                Chief Executive Officer, Chief Operating Officer and Director (Duly Authorized Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

            SIGNATURE                                CAPACITY                         DATE
   -----------------------             ------------------------------------     -----------------
   /s/ Anthony J. Santilli             Chairman, President, Chief Executive     November 26, 2002
   -----------------------             Officer, Chief Operating Officer and
   Anthony J. Santilli                 Director (Principal Executive and
                                       Operating Officer)

              *                        Executive Vice President and Chief       _________________
   -----------------------             Financial Officer (Principal Financial
   Albert W. Mandia                    and Accounting Officer)

              *                        Director                                 _________________
   -----------------------
   Leonard Becker

              *                        Director                                 _________________
   -----------------------
   Richard Kaufman

              *                        Director                                 _________________
   -----------------------
   Michael DeLuca

              *                        Director                                 _________________
   -----------------------
   Harold Sussman


   _______________________             Director                                 _________________
   Jerome Miller


*   /s/ Anthony J. Santilli                                                     November 26, 2002
    -------------------------
    Anthony J. Santilli
    Attorney-in-Fact